UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2016

SEQUENOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 202-9000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 6, 2016, the Board of Directors of Sequenom, Inc. (the “Company”) approved the implementation of a corporate restructuring plan designed to sharpen the Company’s focus on its core women’s health business, reduce its operating costs and optimize its organizational structure and processes. On January 7, 2016, the Company issued a press release announcing these actions which is attached hereto as Exhibit 99.1. Among these initiatives are plans to divest the Company’s North Carolina operations and to seek strategic partners for the commercialization of its oncology liquid biopsy assay with a concomitant reduction in research and development spending in this area. The Company expects that approximately 110 positions will be eliminated in connection with the restructuring plan, representing about 20% of its filled and authorized positions as of January 6, 2016.

The Company estimates that it may incur restructuring charges of approximately $4 million relating to these actions, consisting of (i) cash charges of approximately $2 million in severance and retention costs and facility lease costs, and (ii) non-cash charges of approximately $2 million in asset impairment charges. The Company commenced implementation of these actions on January 7, 2016 and expects the plan to be substantially completed by June 30, 2016.

The timing and costs of the restructuring plan could vary substantially from the Company’s current estimates based on many factors, including the ability to find a buyer for the Company’s North Carolina operations and strategic partners for the commercialization of its oncology liquid biopsy assay. The Company may incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, the restructuring plan and related activities. To the extent required by applicable rules, the Company may file one or more amendments to this Current Report on Form 8-K or include such disclosure in a future Quarterly Report on Form 10-Q or Annual Report on Form 10-K as details of the restructuring plan are refined and estimates of costs and charges are finalized.

Item 8.01	Other Events.

In the press release dated January 7, 2016 which is attached hereto as Exhibit 99.1, the Company announced that, as a result of the restructuring program, the Company increased its previously announced expected cost savings of over $10 million annually to an annualized cost savings anticipated to exceed $20 million in late 2016, once all reductions are fully implemented. In addition, the Company announced its goal of attaining a neutral operating cash flow run rate before the end of 2017.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release of Sequenom, Inc. dated January 7, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: January 12, 2016	By:	/s/ Jeffrey D. Linton
	Name:	Jeffrey D. Linton
	Title:	Senior Vice President, General Counsel & Secretary